UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2006

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                   0-17072                     11-2844247
(State or Other Jurisdiction      (Commission                (I.R.S. Employer
     of Incorporation)            File Number)            Identification Number)


   100 Sweeneydale Avenue, Bayshore, New York                      11706
    (Address of Principal Executive Offices)                     (Zip Code)

                                 (516) 434-1300
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    Entry into a Material Definitive Agreement.

     On March 13, 2006, the Compensation Committee of Windswept Environmental Group, Inc. ("Windswept"), approved an increase in the base salary of Michael O'Reilly, the Chairman of the Board, President and Chief Executive Officer of Windswept, from $285,000 per annum to $342,000 per annum. In addition, in lieu of the bonus provided in Section 1.5(c) of the Employment Agreement, dated June 30, 2005 (the "Employment Agreement"), between Windswept and Michael O'Reilly, Windswept has agreed to pay to Michael O'Reilly an annual bonus for each fiscal year, commencing with the fiscal year ending in June 2006, in an amount equal to 5% of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) determined in accordance with Generally Accepted Accounting Principles and calculated without taking into account any payments made by Windswept to Laurus Master Fund, Ltd. The amount of such bonus and the date of payment shall be authorized by the Compensation Committee within 90 days after the end of each fiscal year. All other terms and conditions of the Employment Agreement remain unchanged.

Item 9.01.    Exhibits.

(d)    Exhibits.

10.1.  Summary of Revised Compensation Terms





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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                      By:/s/ Andrew C. Lunetta
                                         ---------------------------------------
                                         Andrew C. Lunetta
                                         Chief Financial Officer


Date:   March 17, 2006



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


                                  Exhibit Index


10.1.    Summary of Revised Compensation Terms